Exhibit 4.4.2
SECOND SUPPLEMENTAL INDENTURE, dated as of December 5, 2024 (the “Second Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, Meritage Homes of Mississippi, Inc., a corporation organized under the laws of the State of Arizona (the “Additional Guarantor”), and Regions Bank, as trustee (the “Trustee”) under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.
WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of April 15, 2021 (the “Indenture”) pursuant to which the Company issued its 3.875% Senior Notes due 2029 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;
WHEREAS, pursuant to Section 4.08 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes Alabama, Inc., and the Trustee are parties to that certain First Supplemental Indenture dated as of August 7, 2024, pursuant to which Meritage Homes Alabama, Inc. was added as a Guarantor;
WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Issuer;
WHEREAS, the Issuer and the Trustee desire to have the Additional Guarantor enter into this Second Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantor desires to enter into this Second Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;
WHEREAS, by entering into this Second Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;
WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and
WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantor (as now in effect) necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Additional Guarantor and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

4854-1399-2438

1.Additional Guarantor as Guarantor. As of the date hereof and pursuant to this Second Supplemental Indenture, the Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.
2.Construction. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof,” “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.
3.Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantor, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.
4.Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.Holders Bound. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.Successors and Assigns. This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.
8.Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.
[Signature Pages to Follow]

    2

4854-1399-2438

IN WITNESS WHEREOF, the Issuer, the Guarantors, the Additional Guarantor and the Trustee have caused this Second Supplemental Indenture to be duly executed as of the date first above written.
ISSUER:

MERITAGE HOMES CORPORATION
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

By:    /s/ Malissia Clinton
    Name:        Malissia Clinton
    Title:        Executive Vice President, General Counsel and Secretary

ADDITIONAL GUARANTOR:

MERITAGE HOMES OF MISSISSIPPI, INC.
By:    /s/ Hilla Sferruzza
    Name:    Hilla Sferruzza
Title:    Executive Vice President, Chief
    Financial Officer and Assistant Secretary

TRUSTEE:

REGIONS BANK, as Trustee
By:    /s/ Craig A. Kaye
    Name: Craig A. Kaye
Title: Vice President
    [Signature Pages to Second Supplemental Indenture]

GUARANTORS:

MERITAGE PASEO CROSSING, LLC
By:    Meritage Homes of Arizona, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC
By:    Meritage Homes Construction, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary
    [Signature Pages to Second Supplemental Indenture – Continued]

MERITAGE HOMES OF TEXAS HOLDING, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC
By:    Meritage Homes of Texas, LLC
Its:    Sole Member

By:    Meritage Homes of Texas Holding, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.
By:    Meritage Homes of Texas Holding, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary
    [Signature Pages to Second Supplemental Indenture – Continued]

MERITAGE HOMES OF NEVADA, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC
By:    Meritage Homes Construction, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC
By:    Meritage Homes Construction, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

    [Signature Pages to Second Supplemental Indenture – Continued]

MERITAGE HOMES OF FLORIDA, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC
By:    Meritage Homes of California, Inc.
Its:    Sole Member and Manager

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC
By:    Meritage Homes of Texas Holding, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OPERATING COMPANY, LLC
By:    Meritage Holdings, L.L.C.
Its:    Manager

By:    Meritage Homes of Texas Holding, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

    [Signature Pages to Second Supplemental Indenture – Continued]

WW PROJECT SELLER, LLC
By:    Meritage Paseo Crossing, LLC
Its:    Sole Member

By:    Meritage Homes of Arizona, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

9.
MERITAGE HOMES OF THE CAROLINAS, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

CAREFREE TITLE AGENCY, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

M&M FORT MYERS HOLDINGS, LLC
By:    Meritage Paseo Crossing, LLC
Its:    Sole Member and Manager

By:    Meritage Homes of Arizona, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

    [Signature Pages to Second Supplemental Indenture – Continued]

MERITAGE HOMES OF FLORIDA REALTY LLC
By:    Meritage Homes of Florida, Inc.
Its:    Manager and Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TENNESSEE, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF SOUTH CAROLINA, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH REALTY LLC
By:    Meritage Paseo Crossing, LLC
Its:    Sole Member and Manager

By:    Meritage Homes of Arizona, Inc.
Its:    Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

    [Signature Pages to Second Supplemental Indenture – Continued]

MERITAGE HOMES OF GEORGIA, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GA REALTY LLC
By:    Meritage Homes of Georgia, Inc.
Its:    Manager and Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH SC REALTY LLC
By:    Meritage Homes of South Carolina, Inc.
Its:    Manager and Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH FINANCIAL HOLDINGS, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary
    [Signature Pages to Second Supplemental Indenture – Continued]

MLC HOLDINGS, INC., dba MLC LAND HOLDINGS, INC.
By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF GEORGIA REALTY, LLC
By:    Meritage Homes of Georgia, Inc.
Its:    Manager and Sole Member

By:    /s/ Hilla Sferruzza
    Name:        Hilla Sferruzza
    Title:        Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES INSURANCE AGENCY, INC.
By:    /s/ Hilla Sferruzza
    Name:    Hilla Sferruzza
Title:    Executive Vice President, Chief
    Financial Officer and Assistant Secretary

MERITAGE HOMES OF UTAH, INC.
By:    /s/ Hilla Sferruzza
    Name:    Hilla Sferruzza
Title:    Executive Vice President, Chief
    Financial Officer and Assistant Secretary

MERITAGE SERVICES COMPANY, INC.
By:    /s/ Hilla Sferruzza
    Name:    Hilla Sferruzza
Title:    Executive Vice President, Chief
    Financial Officer and Assistant Secretary

    [Signature Pages to Second Supplemental Indenture – Continued]

MERITAGE HOMES OF ALABAMA, INC.
By:    /s/ Hilla Sferruzza
    Name:    Hilla Sferruzza
Title:    Executive Vice President, Chief
    Financial Officer and Assistant Secretary

    [End of Signature Pages to Second Supplemental Indenture]